CARDIAC SCIENCE REPORTS RECORD REVENUE
Third quarter revenue up 20% to $54 million;
International product sales nearly double;
EPS of $0.11; Operating cash flow of $6.4 million
Bothell, WA — November 3, 2008 — Cardiac Science Corporation [NASDAQ: CSCX], a global leader in advanced cardiac diagnosis, resuscitation, rehabilitation, and informatics products, announced revenue for the quarter ended September 30, 2008 of $54.0 million, an increase of 20% over the prior year period.
Revenue growth resulted from increases in defibrillation sales of 34% and service revenue of 16%, offset by a small decrease in cardiac monitoring sales of 3%. Total international product sales nearly doubled, increasing 96% over the prior year’s third quarter, driven primarily by strong automated external defibrillator (AED) sales and continued expansion in the sales of hospital defibrillators.
The Company reported net income of $2.5 million, or $0.11 per diluted share in the third quarter, compared to net income of $1.8 million, or $0.08 per diluted share in the third quarter of 2007, an increase of 41%.
“Our strong third quarter revenue growth reflects the continued expansion of AED sales globally, as well as the increasing acceptance of our new hospital defibrillator,” said John Hinson, president and chief executive officer. “We are also quite pleased with the continued improvement in our operating profit and cash flow,” he concluded.
Third Quarter Financial Results
Third quarter revenue of $54.0 million represented an increase of 20% over the $45.1 million in revenue reported in the third quarter of 2007.
The increase in defibrillation revenue was driven primarily by strong global AED sales. International AED sales were up 106%, with increases in most areas, particularly Europe and Japan. International hospital defibrillator sales also contributed to this growth as the Company completed a second quarter of full shipments. Domestic AED sales declined by approximately 16% compared with the very strong results of the prior year’s quarter. However, domestic AED sales continued to increase sequentially, with third quarter sales increasing approximately 4% compared with the second quarter of 2008.
The Company believes general economic concerns are continuing to influence buying activity in the cardiac monitoring portion of the business, particularly in U.S. hospitals. Total cardiac monitoring sales declined 3% during the quarter, however, total year to date cardiac monitoring sales were relatively flat, with less than a 1% decline when compared with the same period last year.

The increase in service revenue of 16% reflected growth in both global AED program management and cardiac monitoring contract sales, resulting from an increased emphasis on promoting these offerings.
Third quarter gross margin was 48.4%, a decrease over the year-ago gross margin of 49.0%. This slight decrease was primarily due to the accrual of costs of $0.8 million for the voluntary field action the Company announced on October 13, 2008.
Operating expenses in the third quarter of 2008 were $22.1 million, or 41.0% of revenue. This compares to operating expenses of $19.9 million for the third quarter of 2007, or 44.0% of revenue. The increase reflects growth in the pace of research and development activities related to future product releases, higher sales commissions and other costs associated with the overall growth in revenue.
Operating income in the third quarter was $4.0 million compared with $2.3 million in the third quarter of the prior year, an improvement of 74.4%. Operating margin increased from 5.1% to 7.4%.
Net income for the third quarter was $2.5 million, or $0.11 per diluted share, a 40.9% increase over net income of $1.8 million or $0.08 per diluted share last year.
The Company generated $6.4 million in cash from operating activities during the quarter and had $33.4 million in cash and short-term investments as of September 30, 2008.
Outlook
The Company previously raised guidance for full year 2008 to ranges between $205 and $210 million for revenue, $8.75 and $9.5 million for net income, and $0.38 and $0.41 for earnings per share. The Company still expects to finish the full year within this earlier guidance, although it is now more comfortable with the lower ends of these ranges.
Non-GAAP and Pro Forma Financial Information
This news release contains a discussion of EBITDA, Adjusted EBITDA, Pro Forma Operating Income, and Pro Forma Net Income, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “EBITDA” refers to a financial measure defined as earnings before net interest, income taxes, depreciation, and amortization. “Adjusted EBITDA” refers to EBITDA before stock-based compensation and litigation expense. Pro Forma Operating Income refers to Operating Income before litigation expense. Pro Forma Net Income refers to Net Income before litigation expenses and the related tax effect of these expenses. None of these measures are a substitute for measures determined in accordance with GAAP, and may not be comparable to the same measures as reported by other companies. EBITDA, Adjusted EBITDA, Pro Forma Operating Income, and Pro Forma Net Income are an integral part of the internal management reporting and planning process and are the primary measures used by management to evaluate the operating performance of the Company. The components of these measures include the key revenue and expense items for which operating managers are responsible and upon which their performance is evaluated. The Company also uses Adjusted EBITDA for planning purposes and in presentations to its board of directors. Reconciliations of net income, the most comparable

GAAP measure, to EBITDA, Adjusted EBITDA, Pro Forma Operating Income, and Pro Forma Net Income are contained in this press release.
Conference Call Information
Cardiac Science will conduct a conference call at 4:30 p.m. Eastern Time today to discuss the Company’s financial results for the third quarter. The call will be hosted by John Hinson, chief executive officer, and Mike Matysik, senior vice president and chief financial officer.
To access the conference call, please dial 800.257.3401. International participants can call 303.262.2125. The call will also be web cast live at www.cardiacscience.com. An audio replay of the call will be available for 7 days following the call at (800) 405-2236 for U.S. callers or 303.590.3000 for those calling outside the U.S. The password required to access the replay is 11121157#. An audio archive will be available at www.cardiacscience.com for 90 days following the call.
For more information,

Company Contact:	Investor Contact:	Media Contact:

Mike Matysik	Jenifer Kirtland	Christopher Gale
Cardiac Science Corporation	EVC Group, Inc.	EVC Group, Inc.
Sr. Vice President and CFO	415.896.6820	201.646.5431
425.402.2009		203.570.4681
		cgale@evcgroup.com
About Cardiac Science Corporation
Cardiac Science develops, manufactures, and markets a family of advanced diagnostic and therapeutic cardiology devices and systems, including automated external defibrillators (AEDs), electrocardiograph devices (ECGs), cardiac stress systems and treadmills, Holter monitoring systems, hospital defibrillators, cardiac rehabilitation telemetry systems, and cardiology data management systems (informatics) that connect with hospital information (HIS), electronic medical record (EMR), and other information systems. The Company sells a variety of related products and consumables, and provides a portfolio of training, maintenance, and support services. Cardiac Science, the successor to the cardiac businesses that established the trusted Burdick®, HeartCentrix®, Powerheart®, and Quinton® brands, is headquartered in Bothell, Washington. With customers in more than 100 countries worldwide, the company has operations in North America, Europe, and Asia. For information, call 425.402.2000 or visit www.cardiacscience.com.
Forward Looking Statements
This press release contains forward-looking statements. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward looking statements in this press release include, but are not limited to, those relating to Cardiac Science Corporation’s future revenue, earnings, earnings per share, cash flow, gross margins, Adjusted EBITDA, its ability to expand its distribution partnerships and revenue derived from them, product releases and revenue derived from them and possible acquisitions. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results and other risks are more fully described in the Annual Report on Form 10-K filed by Cardiac Science Corporation for the year ended December 31, 2007. Cardiac Science Corporation undertakes no duty or obligation to update the information provided herein.
LOGO: http://www.cardiacscience.com/images/main_logo.gif
CSCX-F
(Tables to Follow)

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2008		2007
	$	%	$	%

Revenues:
Cardiac monitoring products	$15,316	28.4%	$15,715	34.8%
Defibrillation products	34,071	63.1%	25,430	56.3%

Total product revenues	49,387	91.4%	41,145	91.1%
Service	4,619	8.6%	3,999	8.9%

Total revenues	54,006	100.0%	45,144	100.0%

Cost of Revenues:
Products	24,799	50.2%	19,749	48.0%
Service	3,088	66.9%	3,252	81.3%

Total cost of revenues	27,887	51.6%	23,001	51.0%

Gross Profit:
Products	24,588	49.8%	21,396	52.0%
Service	1,531	33.1%	747	18.7%

Gross profit	26,119	48.4%	22,143	49.0%

Operating Expenses:
Research and development	4,103	7.6%	3,391	7.5%
Sales and marketing	12,934	23.9%	11,913	26.4%
General and administrative	5,096	9.4%	4,462	9.9%
Litigation and related expenses	—	0.0%	91	0.2%

Total operating expenses	22,133	41.0%	19,857	44.0%

Operating income	3,986	7.4%	2,286	5.1%

Other Income:
Interest income, net	156	0.3%	103	0.2%
Other income, net	20	0.0%	406	0.9%

Total other income	176	0.3%	509	1.1%

Income before income tax expense and minority interests	4,162	7.7%	2,795	6.2%
Income tax expense	(1,598)	-3.0%	(1,023)	-2.3%

Income before minority interests	2,564	4.7%	1,772	3.9%
Minority interests	(86)	-0.2%	(13)	0.0%

Net income	$2,478	4.6%	$1,759	3.9%

Net income per share — basic	$0.11		$0.08
Net income per share — diluted	$0.11		$0.08
Weighted average shares outstanding — basic	22,892,161		22,726,066
Weighted average shares outstanding — diluted	23,413,042		23,290,558

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Nine Months Ended September 30,
	2008		2007
	$	%	$	%

Revenues:
Cardiac monitoring products	$48,613	31.3%	$49,070	37.3%
Defibrillation products	92,371	59.6%	70,553	53.6%

Total product revenues	140,984	90.9%	119,623	90.8%
Service	14,113	9.1%	12,080	9.2%

Total revenues	155,097	100.0%	131,703	100.0%

Cost of Revenues:
Products	69,260	49.1%	58,535	48.9%
Service	9,557	67.7%	9,379	77.6%

Total cost of revenues	78,817	50.8%	67,914	51.6%

Gross Profit:
Products	71,724	50.9%	61,088	51.1%
Service	4,556	32.3%	2,701	22.4%

Gross profit	76,280	49.2%	63,789	48.4%

Operating Expenses:
Research and development	11,762	7.6%	9,463	7.2%
Sales and marketing	38,170	24.6%	34,466	26.2%
General and administrative	15,568	10.0%	13,907	10.6%
Litigation and related expenses	—	0.0%	3,808	2.9%
Licensing income and litigation settlement	—	0.0%	(6,000)	-4.6%

Total operating expenses	65,500	42.2%	55,644	42.2%

Operating income	10,780	7.0%	8,145	6.2%

Other Income:
Interest income, net	434	0.3%	199	0.2%
Other income, net	106	0.1%	858	0.7%

Total other income	540	0.3%	1,057	0.8%

Income before income tax expense and minority interests	11,320	7.3%	9,202	7.0%
Income tax expense	(4,245)	-2.7%	(3,103)	-2.4%

Income before minority interests	7,075	4.6%	6,099	4.6%
Minority interests	(257)	-0.2%	24	0.0%

Net income	$6,818	4.4%	$6,123	4.6%

Net income per share — basic	$0.30		$0.27
Net income per share — diluted	$0.29		$0.26
Weighted average shares outstanding — basic	22,840,524		22,676,332
Weighted average shares outstanding — diluted	23,402,011		23,248,930

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	September 30, 2008	December 31, 2007
ASSETS
Current Assets:
Cash and cash equivalents	$32,595	$20,159
Short-term investments	845	350
Accounts receivable, net	30,278	29,439
Inventories	23,493	21,794
Deferred income taxes	9,556	9,558
Prepaid expenses and other current assets	2,901	2,509

Total current assets	99,668	83,809

Other assets	400	125
Machinery and equipment, net of accumulated depreciation	5,677	5,056
Deferred income taxes	26,333	30,288
Intangible assets, net of accumulated amortization	32,272	35,053
Investments in unconsolidated entities	725	727
Goodwill	107,613	107,613

Total assets	$272,688	$262,671

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$12,031	$12,792
Accrued liabilities	11,392	11,075
Warranty liability	4,374	3,211
Deferred revenue	8,206	8,141

Total current liabilities	36,003	35,219

Other liabilities	—	54

Total liabilities	36,003	35,273

Minority interests	384	127

Shareholders’ Equity	236,301	227,271

Total liabilities and shareholders’ equity	$272,688	$262,671

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended
	September 30,
	2008	2007

Operating Activities:
Net income	$2,478	$1,759

Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	469	574
Depreciation and amortization	1,544	1,762
Deferred income taxes	1,493	912
Minority interests	86	62

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable, net	(526)	243
Inventories	(929)	(259)
Prepaid expenses and other assets	(151)	617
Accounts payable	(591)	(1,881)
Accrued liabilities	1,113	(385)
Warranty liability	825	264
Deferred revenue	555	33

Net cash provided by operating activities	6,366	3,701

Investing Activities:
Purchases of short-term investments	(845)	(346)
Maturities of short-term investments	—	395
Purchases of machinery and equipment	(983)	(866)
Proceeds from repayment of note	38	—
Cash paid for acquisitions	(156)	(215)

Net cash used in investing activities	(1,946)	(1,032)

Financing Activities:
Proceeds from exercise of stock options and issuance of shares under employee purchase plan	541	147
Minimum tax withholding on restricted stock awards	(87)	(76)

Net cash provided by financing activities	454	71

Net change in cash and cash equivalents	4,874	2,740
Cash and cash equivalents, beginning of period	27,721	13,821

Cash and cash equivalents, end of period	$32,595	$16,561

Cardiac Science Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2008	2007

Operating Activities:
Net income	$6,818	$6,123

Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	1,515	1,749
Depreciation and amortization	4,777	5,074
Licensing income and litigation settlement	—	(6,000)
Deferred income taxes	3,955	2,864
Minority interests	257	24
Changes in operating assets and liabilities, net of business acquired:
Accounts receivable, net	(1,169)	(117)
Inventories	(1,678)	(2,800)
Prepaid expenses and other assets	(445)	(395)
Accounts payable	(827)	666
Accrued liabilities	729	889
Warranty liability	1,163	637
Deferred revenue	65	628

Net cash provided by operating activities	15,160	9,342

Investing Activities:
Purchases of short-term investments	(845)	(890)
Maturities of short-term investments	350	1,091
Purchase of patents as part of litigation settlement	—	(1,000)
Purchases of machinery and equipment	(2,425)	(1,688)
Proceeds from repayment of note	38	—
Cash paid for acquisitions	(580)	(777)

Net cash used in investing activities	(3,462)	(3,264)

Financing Activities:
Proceeds from exercise of stock options and issuance of shares under employee purchase plan	887	748
Minimum tax withholding on restricted stock awards	(149)	(84)

Net cash provided by financing activities	738	664

Net change in cash and cash equivalents	12,436	6,742
Cash and cash equivalents, beginning of period	20,159	9,819

Cash and cash equivalents, end of period	$32,595	$16,561

Cardiac Science Corporation and Subsidiaries
Reconciliation of GAAP Results to Non-GAAP Results (unaudited)
(in thousands, except share and per share amounts)

	Reconciliation of Net Income to Adjusted EBITDA
	Three Months Ended		Three Months Ended
	September 30, 2008		September 30, 2007
		% of revenue		% of revenue

Net income	$2,478	4.6%	$1,759	3.9%
Depreciation and amortization	1,544	2.9%	1,762	3.9%
Interest income	(156)	-0.3%	(103)	-0.2%
Income tax expense	1,598	3.0%	1,023	2.3%

EBITDA	5,464	10.1%	4,441	9.8%

Stock-based compensation	469	0.9%	574	1.3%
Litigation and related expenses	—	0.0%	91	0.2%

Adjusted EBITDA	$5,933	11.0%	$5,106	11.3%

	Reconciliation of Net Income to Adjusted EBITDA
	Nine Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2007
		% of revenue		% of revenue

Net income	$6,818	4.4%	$6,123	4.6%
Depreciation and amortization	4,777	3.1%	5,074	3.9%
Interest income	(434)	-0.3%	(199)	-0.2%
Income tax expense	4,245	2.7%	3,103	2.4%

EBITDA	15,406	9.9%	14,101	10.7%

Stock-based compensation	1,515	1.0%	1,749	1.3%
Litigation and related expenses	—	0.0%	3,808	2.9%
Licensing income and litigation settlement	—	0.0%	(6,000)	-4.6%

Adjusted EBITDA	$16,921	10.9%	$13,658	10.4%

	Reconciliation of Operating Income to Pro Forma Operating Income
	Three Months Ended		Three Months Ended
	September 30, 2008		September 30, 2007
		% of revenue		% of revenue

Operating income	$3,986	7.4%	$2,286	5.1%
Litigation and related expenses	—	0.0%	91	0.2%

Pro forma operating income	$3,986	7.4%	$2,377	5.3%

	Reconciliation of Operating Income to Pro Forma Operating Income
	Nine Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2007
		% of revenue		% of revenue

Operating income	$10,780	7.0%	$8,145	6.2%
Litigation and related expenses	—	0.0%	3,808	2.9%
Licensing income and litigation settlement	—	0.0%	(6,000)	-4.6%

Pro forma operating income	$10,780	7.0%	$5,953	4.5%

	Reconciliation of Net Income to Pro Forma Net Income
	Three Months Ended		Three Months Ended
	September 30, 2008		September 30, 2007
		% of revenue		% of revenue

Net income	$2,478	4.6%	$1,759	3.9%
Litigation and related expenses	—	0.0%	91	0.2%
Tax effect	—	0.0%	(34)	-0.1%

Pro forma net income	$2,478	4.6%	$1,816	4.0%

Weighted average shares outstanding — diluted	23,413,042		23,290,558
Net income per share — diluted	$0.11		$0.08

	Reconciliation of Net Income to Pro Forma Net Income
	Nine Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2007
		% of revenue		% of revenue

Net income	$6,818	4.4%	$6,123	4.6%
Litigation and related expenses	—	0.0%	3,808	2.9%
Licensing income and litigation settlement	—	0.0%	(6,000)	-4.6%
Tax effect	—	0.0%	804	0.6%

Pro forma net income	$6,818	4.4%	$4,735	3.6%

Weighted average shares outstanding — diluted	23,402,011		23,248,930
Net income per share — diluted	$0.29		$0.20